Exhibit 99.1



                  SIMTEK CORPORATION FORMS EUROPEAN SUBSIDIARY

                     Simtek GmbH formed in Dresden, Germany

o    Will support European customers of Simtek and formerly ZMD

o    Will provide logistics bridgehead with ZFoundry

o    New EC sales manager hired

o    Key nvSRAM engineers hired from ZMD

o    Managing Director - seasoned memory technologist and business leader

COLORADO SPRINGS, Colorado-March 1 2006, - Simtek Corporation (OTC Bulletin
Board: SRAM ), the inventor, pioneer, and world's leading supplier of advanced monolithic nonvolatile static random access memory (nvSRAM) integrated circuits today announced the formation of Simtek GmbH, a German subsidiary of Simtek Corp.

Simtek GmbH was established in late 2005 to enable Simtek Corp. to capitalize on the people, technical and production know-how, customer base, and sales channel relationships developed by ZMD over the last 12 years as ZMD developed and marketed competing nvSRAM products under license from Simtek. The integration of these two roughly identical product lines will enable Simtek to achieve sufficient scale to drive meaningful operational improvements, cost reductions, and customer service improvements.

Simtek GmbH has eight people on staff including three nvSRAM engineers formerly of ZMD and three individuals providing support for logistics, administration, and customer service. The recently hired sales manager located near Augsburg, Germany, and Herr Professor Dr. Bernd Junghans as Managing Director complete the team. From 1993 to 2001, Junghans served as Managing Director of AMI GmbH. In recent years he served as Executive Vice President of Engineering at ZMD where he worked with the engineers recently hired by Simtek GmbH. Simtek GmbH is being set up as a full fledged product development, marketing, and sales organization.

"With the integration of Simtek's and ZMD's nvSRAM business and technical support teams the opportunity to create substantial growth in the European market and worldwide is excellent," stated Professor Junghans. "The engineers hired from ZMD will make immediate contributions to Simtek's engineering efforts since they've worked on the same products and technology for a decade or more."




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The addition of the revenue and margin associated with the ZMD transaction is immediately accretive to Simtek's bottom line. Another attractive aspect of forming Simtek GmbH in Dresden is the availability of local financial incentives and subsidies that will further enhance the financial picture for Simtek. "We are confident of a quick and effective start and solid long term contributions to Simtek's design efforts, new product development, customer base expansion, and return to profitability," stated Harold A. Blomquist, Simtek President and Chief Executive Officer.

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, high performance workstations, GPS navigational systems, robotics, copiers and printers, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-Q and Form 8-K filings.

Source:  Simtek

IR Contact for Simtek
Sheldon Lutch
Fusion IR & Communications
sheldon@fusionir.com
212.268.1816

Company Contact for Simtek:
Brian Alleman
information@simtek.com